Exhibit 99.1

FOR: GOLDEN STATE VINTNERS, INC.

	Approved by:	Jeffrey O’Neill
President and CEO
Golden State Vintners, Inc.
(707) 254-4900
joneill@gsvwine.com

	Contacts:	Financial Dynamics
Jim Byers, (Investors)
(415) 439-4504
FOR IMMEDIATE RELEASE		Christopher Katis (Media)
(415) 439-4518

GOLDEN STATE VINTNERS REPROTS SECOND QUARTER
AND FIRST HALF FISCAL 2004 RESULTS

Napa, Calif. – February 18, 2004 – Golden State Vintners, Inc. (Nasdaq: VINT) today reported results for its fiscal second quarter and six months ended December 31, 2003.

Revenue for the second quarter of fiscal 2004 reached $34,582,000, up 10.3 % from the prior year’s second quarter revenue of $31,343,000.  Net income for the second quarter was $4,282,000, or $0.45 per share, up 30% from the prior year’s second quarter net income of $3,292,000, or $0.35 per share.

Revenue for the six months ended December 31, 2003 totaled $51,944,000, compared to $49,159,000 for the same fiscal period in 2003.  Net income for the first six months was $6,111,000, or $0.64 per share up 49% from the prior year's net income of $4,102,000, or $0.43 per share.

The following table presents information derived from the Company’s financial statements for the three months and six months ended December 31, 2003 and 2002.

About Golden State Vintners

Golden State Vintners is one of the largest suppliers in the United States of premium wines, wine processing, barrel fermentation and storage services, wine grapes and case goods to California's major branded wineries and to a number of international wineries. The combination of GSV’s extensive vineyard holdings and five strategically located facilities has enabled the Company to become one of California's lowest-cost producers of premium bulk wine. GSV also produces private label case goods for its clients and markets its own line of proprietary brands. GSV’s five facilities are located in Fresno, Reedley, Cutler, Monterey, and American Canyon.  GSV is also a supplier of high-speed packaging solutions to major branded marketers of adult ready-to-drink beverages. Golden State Vintners is headquartered in Napa, Calif. and is a publicly held company.

Except for historical information set forth in this press release, the information set forth herein contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby.  Due to a number of factors, including changing market conditions, product competition, the nature of product development, regulatory approval processes, and a variety of other factors, the achievement of forward-looking statements contained in this press release is subject to risks and uncertainties.  In that regard, the Company’s actual results could vary materially from such forward looking statements.  For further details and a discussion of these risks and uncertainties, see Golden State Vintner’s SEC filings, including its most recent Form 10-Q and Form 10-K.

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Golden State Vintners, Inc.

Consolidated Statements of Income

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002

Revenues	$34,582	$31,343	$51,944	$49,159
Cost of sales	24,301	23,910	38,723	37,030
Gross profit	10,281	7,433	13,221	12,129

Gain on Sale of Assets	—	1,578	4,244	1,578

S,G & A	(2,780)	(2,689)	(5,490)	(5,143)

Income from operations	7,501	6,322	11,975	8,564

Interest expense	(385)	(1,204)	(1,814)	(2,216)

Income before income taxes	7,116	5,118	10,161	6,348

Income tax expense	(2,834)	(1,826)	(4,050)	(2,246)

Net income	$4,282	$3,292	$6,111	$4,102

Earnings per common share:
Basic	$0.45	$0.35	$0.64	$0.43
Diluted	$0.45	$0.35	$0.64	$0.43

Weighted average shares outstanding:
Basic	9,513	9,513	9,513	9,513
Diluted	9,536	9,513	9,529	9,513

Golden State Vintners, Inc.

Condensed Consolidated Balance Sheets

($ in thousands)

(Unaudited)

	December 31,		June 30,
	2003	2002	2003

Assets:
Current assets	$52,722	$50,928	$40,642
Property, plant and equipment, net	56,236	68,000	58,201
Assets held for sale	2,007	11,039	9,444
Other assets	1,487	1,426	1,461
	$112,452	$131,393	$109,748

Liabilities and Stockholders' Equity:
Current liabilities	$31,098	$28,134	$18,122
Long-term liabilities	18,804	38,724	35,187
Stockholders' equity	62,550	64,535	56,439
	$112,452	$131,393	$109,748